JAMES STAFFORD
James Stafford, Inc. Chartered Accountants Suite 350 – 1111 Melville Street Vancouver, British Columbia Canada V6E 3V6 Telephone +1 604 669 0711 Facsimile +1 604 669 0754 www.JamesStafford.ca

5 January 2015

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Sirs:

We have read the statements, included under Item 4.01 of the Form 8-K of Peptide Technologies, Inc. (the “Company”) dated 5 January 2015, regarding our resignation as the Company’s independent registered public accounting firm. We agree with such statements made regarding our firm.

Yours truly,

“James Stafford”

Chartered Accountants